As filed with the Securities and Exchange Commission on March 9, 2016

Registration No. 333 -_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware                             36-2678171
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)         Identification No.)

307 North Michigan Avenue
Chicago, Illinois 60601
(Address of Principal Executive Offices)

2016 INCENTIVE COMPENSATION PLAN
(Full title of the plan)
_______________________________________

Karl W. Mueller
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
(Name and address of agent for service)

(312) 346-8100
(Telephone number, including area code, of agent for service)
_______________________________________

copy to:
William J. Dasso
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601

CALCULATION OF REGISTRATION FEE

______________________________________________________________________________________________

Title of                                      Amount                         Proposed                            Proposed                                     Amount
Securities                                 to be                               Maximum                            Maximum                                     of
to be                                         Registered                     Offering                              Aggregate                                    Registration
Registered                               (1)                                   Price Per                              Offering                                        Fee (3)
                                          Share (2)                             Price (2)
______________________________________________________________________________________________

Common
Stock, par                                15,000,000                         $17.99                              $269,850,000                                  $27,173.90(3)
value $1.00
per share

______________________________________________________________________________________________

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c)of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on March 1, 2016.

(3)
Pursuant to Rule 457 (p) under the Securities Act, the registration fee is offset by $15,118.55 previously paid with respect to the 8,345,446 unissued shares of common stock (the “Carried-Over Shares”) that were registered pursuant to a Registration Statement on Form S-8 (the “Prior Registration Statement”) filed by the Registrant on June 16, 2006. A post-effective amendment No. 1 to the Prior Registration Statement to deregister the Carried-Over Shares is being filed contemporaneously with the filing of this Registration Statement. As a result, the net fee paid with this filing is $12,055.35.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Old Republic International Corporation (the "Company" or “Old Republic”) or the Plan with the Securities and Exchange Commission are incorporated herein by reference:

1.           The Company's Annual Report on Form 10-K for the year ended December 31, 2015, including any amendments or reports filed for the purpose of updating such filing;

2.           The section of the Company’s Definitive Proxy Statement for the 2015 annual Meeting of Shareholders filed with the SEC on April 27, 2015 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

3.           The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A dated March 3, 1988, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for such reports and/or documents that are only “furnished” to the Securities and Exchange Commission or are otherwise not deemed to be filed with the Commission pursuant to such Exchange Act sections, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5.                      INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock and participating interests offered under the Plan has been passed upon by William J. Dasso, Assistant Vice President, Assistant Secretary and Counsel of the Company.  As of March 9, 2016, Mr. Dasso owned stock and had options to purchase stock granted under the Company’s Employee Stock Plans, which are exercisable within 60 days, which in the aggregate represent less than 1/10th of 1% of the Company’s Common Stock.

Item. 6.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“DGCL”) grants a Delaware corporation broad power to indemnify its officers, directors, employees and agents, in connection with actual or threatened actions, suits or proceedings, provided that such officer, director, employee or agent acted in good faith and in a manner such officer, director, employee or agent reasonably believed to be in, or not opposed to, the corporation’s best interests, and for criminal proceedings, had  no reasonable cause to believe his or her conduct was unlawful.

Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty, but the statute also provides that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, any violation of Section 174 of the DGCL and the receipt of improper personal benefits cannot be eliminated or limited in this matter.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that a director of Old Republic shall not be personally liable to Old Republic or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit.

In general, our by-laws provide that Old Republic shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of the DGCL, our by-laws provide that we shall indemnify each of our directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Old Republic) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Old Republic and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. As permitted by Section 145(b) of the DGCL, our by-laws provide that we shall indemnify each of our officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Old Republic, except that if the director or officer is adjudged to be liable to Old Republic, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of disinterested members of the board of directors (even if they constitute less than a quorum), by a committee of disinterested directors, by independent legal counsel or by our stockholders. However, as required by Section 145(c) of the DGCL, we must indemnify a director or officer who was successful on the merits in defense of any suit. As permitted by Section 145(e) of the DGCL, we may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

Item 8.                      EXHIBITS

4	Instruments defining the rights of security holders, including indentures.

(a)
*Amended and Restated Rights Agreement dated as of November 19, 2007 between Old Republic International Corporation and Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant’s Form 8-A/A filed November 19, 2007).

(b)	*Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Registrant’s Form 8 dated August 28, 1987).

(c)
*Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Refiled as Exhibit 4.1 to Registrant’s Form 8-K filed April 22, 2009).

(d)	*Supplemental Indenture No. 1 dated as of June 15, 1997, supplementing the Indenture (Exhibit 4.3 to the Registrant’s Form 8-A filed June 16, 1997).

(e)	*Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (Exhibit 4.3 to the Registrant’s Form S-3 filed January 7, 1998).

(f)
*Fourth Supplemental Indenture dated as of March 8, 2011 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8-K filed March 8, 2011).

(g)
*Fifth Supplemental Indenture dated as of September 25, 2014 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8-K filed September 25, 2014).

5(a)	Opinion of William J. Dasso as to the validity of the securities being registered.

10	2016 Incentive Compensation Plan.

23(a)	Consent of KPMG LLP, independent registered public accounting firm, with respect to Old Republic International Corporation.

23(b)	Consent of William J. Dasso (included as part of Exhibit 5).

24	Powers of Attorney (included on signature page).
____________
  *  Exhibit incorporated herein by reference.

Item 9.                      UNDERTAKINGS

The undersigned Registrant hereby undertakes:

           (1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)           To include any prospectus required by Section 10(a)3) of the Securities Act of 1933, as amended;

                      (ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Securities and Exchange Commission by Old Republic pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

           (2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4)           That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Old Republic’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (5)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 9th day of March, 2016.

OLD REPUBLIC INTERNATIONAL CORPORATION

By /s/ Karl W. Mueller
Karl W. Mueller,
Senior Vice President and
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Old Republic International Corporation hereby constitute and appoint Aldo C. Zucaro, Karl W. Mueller and John R. Heitkamp, Jr. and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this registration statement (the “Registration Statement”) (including post-effective amendments) to this Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including any and all pre-effective and post-effective amendments) and exhibit thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 9, 2016.

   Name                                                                                                Position

    /s/ Aldo C. Zucaro    _________                                                     Chairman and Chief
   Aldo C. Zucaro                                                                                      Executive Officer; Director
   (Principal Executive Officer)

    /s/ Karl W. Mueller__________                                                      Senior Vice President and
   Karl W. Mueller                                                                                    Chief Financial Officer
                                                                                                                   (Principal Financial Officer)

__/s/ Harrington Bischof_______                                                     Director
   Harrington Bischof

__/s/ Jimmy A. Dew___________                                                    Director
  Jimmy A. Dew

__/s/ John M. Dixon___________                                                    Director
  John M. Dixon

    /s/ James C. Hellauer_________                                                    Director
  James C. Hellauer

    /s/ Spencer LeRoy II  _              Director
   Spencer LeRoy III

__/s/ Arnold L. Steiner_________                                                    Director
  Arnold L. Steiner

__/s/ Fredricka Taubitz_________                                                    Director
  Fredricka Taubitz

__/s/ Charles F. Titterton_______                                                     Director
  Charles F. Titterton

__/s/ Dennis P. Van Mieghem___                                                      Director
  Dennis P. Van Mieghem

__/s/ Steven R. Walker       _____                                                      Director
  Steven R. Walker

INDEX TO EXHIBITS

Exhibit No.                                                      Description

4	Instruments defining the rights of security holders, including indentures.

(a)
*Amended and Restated Rights Agreement dated as of November 19, 2007 between Old Republic International Corporation and Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant’s Form 8-A/A filed November 19, 2007).

(b)	*Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Registrant’s Form 8 dated August 28, 1987).

(c)
*Form of Indenture dated as of August 15, 1992 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Refiled as Exhibit 4.1 to Registrant’s Form 8-K filed April 22, 2009).

(d)	*Supplemental Indenture No. 1 dated as of June 15, 1997, supplementing the Indenture (Exhibit 4.3 to the Registrant’s Form 8-A filed June 16, 1997).

(e)	*Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing the Indenture (Exhibit 4.3 to the Registrant’s Form S-3 filed January 7, 1998).

(f)
*Fourth Supplemental Indenture dated as of March 8, 2011 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8-K filed March 8, 2011).

(g)
*Fifth Supplemental Indenture dated as of September 25, 2014 between Old Republic International Corporation and the Wilmington Trust Company, as Trustee (Exhibit 4.1 to Registrant’s Form 8-K filed September 25, 2014).

5(a)	Opinion of William J. Dasso as to the validity of the securities being registered.

10	2016 Incentive Compensation Plan.

23(a)	Consent of KPMG LLP, independent registered public accounting firm, with respect to Old Republic International Corporation.

23(b)	Consent of William J. Dasso (included as part of Exhibit 5).

24	Powers of Attorney (included on signature page).
____________
  *  Exhibit incorporated herein by reference.